UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2006

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Glenpointe Centre West Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2006, Cognizant Technology Solutions Corporation (the “Company”) announced a management succession plan. Under this plan, effective January 1, 2007, (i) Lakshmi Narayanan will resign as President and Chief Executive Officer of the Company and will be appointed Vice Chairman of the Board of Directors; (ii) Francisco D’Souza will resign as Chief Operating Officer of the Company and will be appointed President and Chief Executive Officer and will become a member of the Board of Directors; and (iii) Gordon J. Coburn, the Company’s Chief Financial Officer, will be appointed Chief Financial and Operating Officer. The Company’s Board of Directors will be increased from six to seven members effective January 1, 2007.

Francisco D’Souza, 37, was elected Chief Operating Officer in December 2003. Prior to that, from November 1999 to December 2003, he served as the Company’s Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as the Company’s Vice President, North American Operations and Business Development and as the Company’s Director- North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as a consultant to the Company. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by the Company. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie Mellon University.

Gordon J. Coburn, 42, was elected Executive Vice President in December 2003. Mr. Coburn has held the positions of Chief Financial Officer, Treasurer and Secretary, positions since March 1998. From November 1999 to December 2003, he served as the Company’s Senior Vice President. He previously was the Company’s Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director- Group Finance & Operations, for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of ICT Group, Inc. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

A copy of the press release issued by the Company regarding the management succession plan is attached as Exhibit 99.1 and is incorporated herein by reference. This press release also discusses the appointments of Chandra Sekaran to President and Managing Director, Global Delivery, and Rajeev Mehta to Chief Operating Officer, Global Client Services. Mr. Sekaran and Mr. Mehta are not deemed to be principal officers of the Company for purposes of Item 5.02 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Vice President and General Counsel

Date: August 2, 2006